UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 11, 2009
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, Elkhart, Indiana	46516
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 11, 2009, Patrick Industries, Inc., an Indiana corporation (the “Company”), entered into a Fourth Amendment (the “Fourth Amendment”) to the Company’s Credit Agreement, dated May 18, 2007, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).

The Fourth Amendment amended certain definitions, terms and reporting requirements. The financial covenants were modified to establish new quarterly minimum consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) requirements that will replace the existing minimum one-month and two-month requirements beginning with the fiscal quarter ended March 28, 2010.  In addition, the monthly borrowing limits under the revolving commitments were reset in conjunction with updated projected monthly cash flows for 2010.

Effective with the Fourth Amendment, borrowings under the revolving line of credit are subject to a borrowing base, up to a maximum borrowing limit of $28.0 million for fiscal year 2010.  The interest rates for borrowings under the revolving line of credit and the term loan, and the expiration date of the Credit Agreement remained unchanged.  The Company’s ability to access these borrowings is subject to compliance with the terms and conditions of the credit facility including the financial covenants.

The foregoing description of the Fourth Amendment is qualified in its entirety by the actual agreement, which is attached to this Form 8-K as Exhibit 10.1.

On December 16, 2009, the Company issued a press release announcing the completion of the amendment.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – Fourth Amendment, as of December 11, 2009.

Exhibit 99.1 – Press Release, as of December 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: December 16, 2009	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer